EXHIBIT 1
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[GRAPHIC OMITTED]                               [GRAPHIC OMITTED]
  B A Y T E X                                        C R E W
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 ENERGY TRUST                                      ENERGY INC.



FOR IMMEDIATE RELEASE - CALGARY, ALBERTA - SEPTEMBER 2, 2003
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Baytex Energy Trust and Crew Energy Inc. jointly announce today the successful completion of the reorganization of Baytex Energy Ltd. into Baytex Energy Trust and Crew Energy Inc. The trust units of Baytex Energy Trust (TSX symbol: BTE.UN) and the common shares of Crew (TSX symbol: CR) have been conditionally approved for listing on the Toronto Stock Exchange. It is expected that the Toronto Stock Exchange will issue a bulletin later this week with respect to the date of commencement of trading of the trust units and the Crew common shares. Until then, the common shares of Baytex Energy Ltd. will continue to trade under the symbol "BTE".

Baytex Energy Trust begins operation with production at approximately 37,000 boe/d, consisting of 27,000 bbl/d of oil and 60 mmcf/d of natural gas. The Trust has a strong and flexible financial position, with the only outstanding debt being the US$180 million senior subordinated long-term notes and undrawn credit facilities of $165 million. The initial distribution of the Trust will be 15 cents per unit and will be paid on October 15, 2003 to unitholders of record on September 30, 2003. This level of distribution is in keeping with the Trust's policy of distributing between 60% and 70% of cash flow. The Trust has 53,304,858 units and 4,732,326 exchangeable shares issued and outstanding as of this date.

Crew Energy Inc. begins operations with production at approximately 1,500 boe/d, consisting of 7.5 mmcf/d of natural gas and 250 bbl/d of light oil and liquids. Crew has no debt, $6 million of cash on deposit and undrawn credit facilities of $12 million. With a two-year inventory of drilling prospects and an undeveloped land position of nearly a quarter of a million net acres, Crew is well positioned to aggressively pursue growth. Crew has 22,980,709 common shares issued and outstanding as of this date.

For further information, please contact:

Baytex Energy Trust                     Crew Energy Inc.
Ray Chan, President and C.E.O.          Dale Shwed, President and C.E.O.
Telephone:  (403) 267-0715              Telephone:  (403) 750-1241

                                        John Leach, Vice-President, Finance
                                        and C.F.O.
                                        Telephone: (403) 750-1232

Baytex Energy Trust/Crew Energy Inc.
Press Release
September 2, 2003                                                         Page 2
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FORWARD-LOOKING STATEMENTS
--------------------------

CERTAIN STATEMENTS IN THIS PRESS RELEASE ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SPECIFICALLY, THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS RELATING TO MANAGEMENT'S APPROACH TO OPERATIONS AND COMPANY PRODUCTION, CASH FLOW AND DEBT LEVELS. THE READER IS CAUTIONED THAT ASSUMPTIONS USED IN THE PREPARATION OF SUCH INFORMATION, ALTHOUGH CONSIDERED REASONABLE BY BAYTEX AND CREW AT THE TIME OF PREPARATION, MAY PROVE TO BE INCORRECT. ACTUAL RESULTS ACHIEVED DURING THE FORECAST PERIOD WILL VARY FROM THE INFORMATION PROVIDED HEREIN AS A RESULT OF NUMEROUS KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES AND OTHER FACTORS. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO: GENERAL ECONOMIC, MARKET AND BUSINESS CONDITIONS; INDUSTRY CAPACITY; COMPETITIVE ACTION BY OTHER COMPANIES; FLUCTUATIONS IN OIL AND GAS PRICES; THE ABILITY TO PRODUCE AND TRANSPORT CRUDE OIL AND NATURAL GAS TO MARKETS; THE RESULT OF EXPLORATION AND DEVELOPMENT DRILLING AND RELATED ACTIVITIES; FLUCTUATION IN FOREIGN CURRENCY EXCHANGE RATES; THE IMPRECISION OF RESERVE ESTIMATES; THE ABILITY OF SUPPLIERS TO MEET COMMITMENTS; ACTIONS BY GOVERNMENTAL AUTHORITIES INCLUDING INCREASES IN TAXES; DECISIONS OR APPROVALS OF ADMINISTRATIVE TRIBUNALS; CHANGE IN ENVIRONMENTAL AND OTHER REGULATIONS; RISKS ASSOCIATED WITH OIL AND GAS OPERATIONS; THE WEATHER IN THE COMPANY'S AREAS OF OPERATIONS; AND OTHER FACTORS, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. THERE IS NO REPRESENTATION BY BAYTEX AND CREW THAT ACTUAL RESULTS ACHIEVED DURING THE FORECAST PERIOD WILL BE THE SAME IN WHOLE OR IN PART AS THOSE FORECAST.